As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CREATIVE LEARNING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4456503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Market St., Suite 113, St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

CREATIVE LEARNING CORPORATION NON-QUALIFIED STOCK OPTION PLAN
(Full Title of the Plan)

Christian Miller
Chief Operating Officer and Chief Financial Officer
Creative Learning Corporation
701 Market St., Suite 113

St. Augustine, FL 32095
(Name and Address of Agent for Service)

(904) 824-3133
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,800,000	$0.17	$306,000	$38.10

(1)	This Registration Statement covers 1,800,000 shares of the Registrant’s common stock available for issuance under the Creative Learning Corporation Non-Qualified Stock Option Plan (the “Plan”). This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Registrant’s common stock as reported on the OTC Market on August 14, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Creative Learning Corporation Non-Qualified Stock Option Plan (the “Plan”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Creative Learning Corporation (the “Company”), are incorporated by reference herein:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on January 4, 2018;

(2)	the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2017, filed with the Commission on February 15, 2018, for the quarterly period ended March 31, 2018, filed with the Commission on May 14, 2018, and for the quarterly period ended June 30, 2018, filed with the Commission on August 13, 2018;

(3)	the description of the Company’s common stock in the Company’s Registration Statement on Form 8-A (File No. 000-52883), as filed on October 30, 2007, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any report filed for the purpose of amending such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers and directors in certain circumstances. In accordance with and to the extent permitted by the DGCL, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) limits the personal liability of the directors of the Company for breaches of fiduciary duty. In accordance with and to the extent permitted by the DGCL, the Certificate of Incorporation, as amended, and Article VI of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”) permits the Company to indemnify its directors and officers.

The Company has entered into agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. The Company maintains liability insurance for the benefit of its officers and directors.

The above discussion of the DGCL and of the Certificate of Incorporation, Bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, Certificate of Incorporation, Bylaws and indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form SB-2, File No. 333-145999).
3. 2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on June 23, 2016).
3.4	Amendment to the Amended and Restated Bylaws (incorporated by reference to Appendix A of the Schedule 14C filed on August 18, 2017).
4.1	Specimen stock certificate (incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A, filed with the Commission on October 30, 2007.
4.2	Creative Learning Corporation Non-Qualified Stock Option Plan. *
5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.*
23.1	Consent of Hancock, Askew & Co., LLP.*
23.2	Consent of Olshan Frome Wolosky LLP, counsel to the Company (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page).*

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on this 16th day of August, 2018.

CREATIVE LEARNING CORPORATION

By:	/s/ Christian Miller
	Name:	Christian Miller
	Title:	Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christian Miller as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Blake Furlow	Chief Executive Officer; Director	August 17, 2018
Blake Furlow	(Principal Executive Officer)

/s/ Christian Miller	Chief Operating Officer and Chief Financial Officer	August 17, 2018
Christian Miller	(Principal Financial and Accounting Officer)

/s/ JoyAnn Kenny-Charlton	Director	August 17, 2018
JoyAnn Kenny-Charlton

/s/ Gary Herman	Director	August 17, 2018
Gary Herman

/s/ Bart Mitchell	Director	August 17, 2018
Bart Mitchell

EXHIBIT INDEX

Exhibit No.	Description
3.1.	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form SB-2, File No. 333-145999).
3.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on June 23, 2016).
3.4	Amendment to the Amended and Restated Bylaws (incorporated by reference to Appendix A of the Schedule 14C filed on August 18, 2017).
4.1	Specimen stock certificate (incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A, filed with the Commission on October 30, 2007.
4.2	Creative Learning Corporation Non-Qualified Stock Option Plan. *
5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.*
23.1	Consent of Hancock, Askew & Co., LLP.*
23.2	Consent of Olshan Frome Wolosky LLP, counsel to the Company (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page).*

* Filed herewith.